UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 22, 2005

Education Realty Trust, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-32417	201352180
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

530 OAK COURT DRIVE, SUITE 300, MEMPHIS, Tennessee		38117
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	901-259-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 22, 2005, Education Realty Trust, Inc. (the "Company") entered into a definitive agreement (the "Purchase Agreement") to sell 4,375,000 shares of its $.01 par value per share common stock (the "Shares") in a private placement to certain new and existing institutional investors named in the Purchase Agreement and as listed below (the "Subscribers"). The Purchase Agreement provides for the sale of the Shares at a price of $16.00 per share for aggregate gross proceeds of $70,000,000 (the "Private Placement"). Each of the Subscribers is either (i) an "accredited investor" as defined in Rule 501 of Regulation D as promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") or (ii) a "qualified institutional buyer" as defined in Rule 144A promulgated by the Commission under the Securities Act. The Private Placement will be made in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder. UBS Securities LLC and J.P. Morgan Securities Inc. acted as placement agents for the Private Placement, and the Company will pay $2.8 million of the gross proceeds as a fee to the placement agents. The Company expects to close the Private Placement on or about September 30, 2005. The Purchase Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In connection with the Private Placement, the Company also entered into a registration rights agreement, dated September 22, 2005, among the Company and the Subscribers (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, the Company has agreed to file a registration statement covering the Shares and to cause the registration statement to be declared effective within 180 days after the closing date (the "Registration Deadline"). If, other than as a result of a delay caused by a Subscriber, the registration statement is not declared effective on or prior to the Registration Deadline, the Company will be required to pay to the holders of the Shares liquidated damages for the period from and including the first business day following the Registration Deadline until the earlier of (i) the date on which the registration statement is declared effective by the Commission and (ii) the date the Shares cease to be entitled to registration rights under the Registration Rights Agreement, at a rate per month equal to one percent of the original purchase price of the Shares pursuant to the Purchase Agreement (prorated for partial months based on the number of days in the month). The liquidated damages will be payable monthly to the holders of the Shares entitled thereto on the last business day of each month following the Registration Deadline. A copy of the Registration Rights Agreement is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

The Subscribers entering into the Purchase Agreement and Registration Rights Agreement with the Company are:
• Delaware VIP REIT Series, a Series of Delaware VIP Trust;
• The Real Estate Investment Trust Portfolio II, a Series of Delaware Pooled Trust;
• Delaware REIT Fund;
• Variable Insurance Products Fund III: Balanced Portfolio;
• Fidelity Advisor Series I: Fidelity Advisor Balanced Fund;
• Fidelity Puritan Trust: Fidelity Balanced Fund;
• Heimdall Investments Ltd.;
• Neuberger Berman Real Estate Income Fund (NRL);
• Neuberger Berman Realty Income Fund (NRI);
• Neuberger Berman Income Opportunity Fund (NOX);
• Neuberger Berman Real Estate Securities Income Fund (NRO);
• Teachers Advisors, Inc., on behalf of the TIAA-CREF Institutional Real Estate
Securities Fund and the TIAA-CREF Life Real Estate Securities Fund;
• Teachers Advisors, Inc., on behalf of the TIAA-CREF Asset Management Commingled
Funds Trust I, for its Real Estate Securities Fund;
• TIAA-CREF Investment Management, LLC, on behalf of the CREF Stock Account;
• Teachers Insurance and Annuity Association of America, for its Real Estate
Account; and
• UBS AG London.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 7.01 Regulation FD Disclosure.

On September 23, 2005, the Company provided a press release regarding the Private Placement. The press release is attached as Exhibit 99.3 and is incorporated by reference herein.

Pursuant to General Instruction B.2 of Form 8-K, the press release attached as Exhibit 99.3 is "furnished" and not "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Purchase Agreement dated September 22, 2005 between Education Realty Trust, Inc. and the Subscribers named therein.

99.2 Registration Rights Agreement dated September 22, 2005 between Education Realty Trust, Inc. and the Holders named therein.

99.3 Press release dated September 23, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Education Realty Trust, Inc.

September 23, 2005	By:	Paul O. Bower

Name: Paul O. Bower
Title: Chairman, Chief Executive Officer and President

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Exhibit Index

Exhibit No.	Description

99.1	Purchase Agreement dated September 22, 2005 between Education Realty Trust, Inc. and the Subscribers named therein.
99.2	Registration Rights Agreement dated September 22, 2005 between Education Realty Trust, Inc. and the Holders named therein.
99.3	Press Release dated September 23, 2005